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                                                                   EXHIBIT 10.14

                                COMMAND SYSTEMS

                             EMPLOYMENT AGREEMENT

     Employment Agreement dated as of January 1, 1998 by and between Stephen L. Willcox residing at 329 Tall Timbers Road, Glastonbury, CT 06033 ("Employee"), and Command Systems, Inc., a Delaware corporation with its principal office located at Pond View Corporate Center, 76 Batterson Park, Farmington, CT 06032 ("Employer").

                                  WITNESSETH:

     WHEREAS, Employer is desirous of employing the Employee to work as an Executive Vice President and Chief Operating Officer and Employee is desirous of being so employed.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

     1. Employment. Employer hereby employs Employee for the services and duties as required by an Executive Vice President and Chief Operating Officer and Employee hereby accepts the employment upon the terms and conditions hereinafter set forth.

     2. Duties. Employee shall perform his/her duties and functions under this Agreement in a manner satisfactory to the Employer. Employee's duties hereunder shall include, but not be limited to, performing duties on behalf of the parent corporation, if any, of Employer and Employer's affiliates and subsidiaries. Employee's primary function shall be that of an Executive Vice President and Chief Operating Officer. Employee shall devote his/her entire time, attention and energies to the performance of his/her duties for Employer pursuant to this Employment Agreement and shall not during the terms of this Employment Agreement be engaged in any other same or similar business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, provided that the foregoing shall not prohibit investment activities by Employee for his/her own benefit and account provided such investment activities by Employee shall not require any services on Employee's part in any operations and shall not interfere with the duties to be performed by Employee hereunder for Employer. Employee shall not engage in any activities whatsoever which conflict with the objectives of Employer's business or the business of Employer's parent corporation and its affiliates and subsidiaries.

     3. Term and Severance. This Employment Agreement shall not constitute an agreement by the Employer to employ Employee for any specific period of time. Employer does hereby agree that Employee shall be at all times an Employee at will and the employment relationship may be terminated at any time by either Employee or Employer. This Employment Agreement may be terminated by either party for cause at any time upon written notice. "Cause" shall be defined to mean any breach of this Employment Agreement, any willful or intentional act having the effect of injuring the reputation, business or business relationships of Employer, Employer's parent corporation if any, or its affiliates or subsidiaries, or any criminal or fraudulent acts by either party. If during the term of Employee's employment, the employment
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relationship is terminated for any reason other than for Cause, Employee shall be entitled to a severance payment of one-half of his yearly salary as of the date of termination (less appropriate deductions for federal, state and city income taxes, FICA contributions and any other deductions required by law), but in no event less than Eighty-Seven Thousand Five Hundred Dollars and Zero Cents ($87,500.00). This severance payment is payable at the discretion of Employer either as a lump sum within thirty (30) days of termination or over the six (6) months immediately following termination on a semi-monthly basis.

     4. Compensation. Employer shall pay to Employee, in consideration of the services to be rendered hereunder, compensation in the form of a annual salary to equal the rate of One Hundred and Seventy Five Thousand Dollars and Zero Cents ($175,000.00) (less appropriate deductions for federal, state and city income taxes, FICA contributions and any other deductions required by law) and incentive opportunities based on performance. In addition, Employee is entitled to a monthly car allowance of Six Hundred Dollars and Zero Cents ($600.00). In the event of termination for any reason whatsoever, Employee forfeits all commissions and/or bonuses as of the last day of payroll.

     5. Vacations. Employee shall be entitled to four (4) weeks vacation annually at full compensation during the term of this Employment/Agreement, which vacation shall be scheduled in consultation with the appropriate project manager of the Employer.

     6. Illness or Incapacity. In the event Employee is unable to perform the services required hereunder as a result of illness or physical or mental incapacity for a continuous period of one hundred eighty (180) days during the term of this Employment Agreement, the Employer may terminate Employee's employment under this Employment Agreement on thirty (30) days notice without further obligation.

     7. Fringe Benefits. Employee shall be entitled to participate in all existing and future benefit programs that Employer establishes and makes available to Employer's employees in general.

     8. Expenses. Employer shall also reimburse the Employee for all reasonable entertainment and other business expenses incurred or paid by the Employee in performing his/her duties under this Agreement, upon presentation by the Employee of expense statements or vouchers and such other supporting information as Employer may from time to time request, provided Employer shall have previously approved such expenditures.

     9. Completion of Assignments. Employee acknowledges that Employer or Employee on behalf of the Employer, will commit Employee to various Customer assignments from time to time and that these assignments require the Employee to complete certain projects within certain time parameters. In the event of termination, for any reason whatsoever, Employee agrees to use his/her best efforts to complete the assignment or provide a reasonable transition period that will not jeopardize the completion of the Customer's project.

     10. Non-Competition. To induce Employer to enter into this Employment Agreement, Employee covenants and agrees as follows:

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     (a) For so long as Employee shall be employed by Employer pursuant to this
Employment Agreement or otherwise, and for a period of one (1) year after the date on which Employee is no longer employed by Employer, Employee shall not:
(i) solicit any Customers for the purchase of any Services and/or Products which may be furnished or offered by Employer or any parent, subsidiary or affiliate of the Employer, and: (ii) employ or engage as an Independent Contractor, or enter into a business relationship with any person who at such time is an Officer or Employee of Employer, or who then is a partner, Principal or Employee of Employer or any parent, subsidiary or affiliate of Employer at any time during the term of this Agreement (any such person hereinafter referred to as a "Targeted Employee") or offer any Targeted Employee such employment, engagement or relationship, or during the term of this Agreement, advise, urge or counsel any other person or legal entity to employ, engage as an Independent Contractor, or enter into a business relationship with, any Targeted Employee, and; (iii) compete with Employer within the State of Connecticut directly or indirectly, whether as an Officer, Director, Shareholder, Partner, Independent Contractor, Agent or Employee of any person or entity which is engaged in a business similar to that of the Employer and which relationship was created as a result of and/or during employment with Employer, and (iv) enter into a business relationship of any nature with any supplier of any products sold by the Employer or any Parent, Subsidiary or Affiliate of the Employer on or before the Effective Date first written above, for the sale or distribution of any such Products or Services sold or offered by the Employer, directly or indirectly, to any Customer.

     (b) Employee acknowledges (i) that his/her position with Employer will require the performance of Services which are special, unique, extraordinary and intellectual in character and place him/her in a position of Confidence and Trust with Employer's Customers and Employer's Employees and it's affiliate, and; (ii) that the goodwill of Employer will be generated among Employer's Customers, Potential Customer's and Employer's Employees by Employee during the course of Services performed by him/her for Employer; and (iii) that the covenants set forth above are necessary in order to protect and maintain the goodwill to be generated by Employee on behalf of Employer; and (iv) that Employer would not have entered into this Employment Agreement unless Employee agreed to the stated covenants.

     (c) Employee acknowledges that the covenants set forth herein are reasonable as to time and scope and that the enforcement of the covenants set forth above will not prevent him/her from earning a livelihood.

     11. Confidential Information. Employee is being employed by Employer and will be receiving wages or salary, benefits and other compensation in connection therewith. In consideration thereof and in recognition of the specialized, unique and highly confidential aspects of Employer's business to which Employee may be exposed or in which Employee may participate during the course of his/her employment, Employee is willing to undertake the obligations to be undertaken on his/her part as hereinafter more fully set forth. The Employer is

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likewise willing to undertake the obligations to be undertaken on it's part as hereinafter more fully set forth.

     (a) For all purposes of this Agreement, the following terms have the meanings respectively set for them as follows: (i) "Proprietary Information" shall mean any and all sales data, internal procedures, future strategies, plans, automation strategies, organization, inventions, research, designs, products, processes, formulae, know-how, customer lists, trade secrets and/or other non-public information or data related, directly or indirectly, to the business of the Employer or to the business of the Employer's Customers as the same is carried on from time to time, and; (ii) "Proprietary Rights" shall mean all computer systems, programs, software, and devices, including information in regards to design, methodology, techniques, and documentation thereof, all patents, copyrights, rights of creators and/or similar rights and privileges, whether domestic or foreign, statutory or at common law, filed or not filed, perfected or unperfected, otherwise, relating to any Proprietary Information, and; (iii) "Proprietary Proceeds" shall mean all proceeds and products of any Proprietary Information and/or Proprietary Rights, and; (iv) "Proprietary Assets" shall mean Proprietary Information and/or Proprietary Rights and/or Proprietary Proceeds, considered collectively or separately. Employee acknowledges that any and all Proprietary Assets wholly or partially created, completed and/or developed by Employee, acting alone or jointly with others at any time during Employee's employment with the Employer or within a period of one (1) year following the termination of Employee's employment with the Employer, shall be deemed to be and to have been at all times, the sole and exclusive property of Employer.

     (b) Employee specifically agrees, confirms and acknowledges that (i) any and all Proprietary Assets, however, whenever and from whomever acquired by Employer, are and shall at all times remain the sole and exclusive property of the Employer, and; (ii) Employee shall not use, possess, disclose, transfer and/or otherwise deal with any such Proprietary Assets at any time during his/her employment other than specifically within the scope of his/her employment and in furtherance of the business and affairs of the Employer, and;
(iii) Employee shall not use, possess, disclose, transfer and/or otherwise deal with any Proprietary Asset at any time after the termination of his/her employment under any circumstances whatsoever, provided that following termination of Employee's employment, these restrictions shall not apply to such Proprietary Assets which are then in the public domain (provided the Employee was not responsible, directly or indirectly, for such Proprietary Assets entering the public domain), without the written consent of the Employer.

     (c) Employee agrees that he/she shall not, throughout the term and/or within the scope of his/her employment, use, possess, disclose, transfer and/or otherwise deal with any information, rights, proceeds or other assets which are in the nature of Proprietary Assets relating to the business or affairs of Employer for any purpose other than the business of Employer.

     (d) Employee agrees that he/she, both throughout the term of his/her employment with Employer and at any and all times following the termination thereof, execute and deliver all such further instruments and documents, and do and perform all such further acts as may be necessary or helpful and/or may be reasonably requested by Employer in furtherance of the purposes and intent of this Agreement. By way of illustration and not by way of limitation of the

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foregoing, Employee specifically agrees that he/she shall:  (i) immediately communicate and thoroughly describe to Employer in writing any and all such Proprietary Information, and (ii) promptly execute and deliver all such instruments or agreements of assignment and/or transfer as the Employer may from time to time request to carry out the purposes and intent of this Agreement, and; (iii) assist the Employer, at such times and in such manner as Employer may request in connection with Employer's efforts to secure, apply for, renew or otherwise perfect Proprietary Rights with respect to any and all Proprietary Assets, and; (iv) upon the termination of Employee's employment, immediately deliver to Employer any and all written, recorded or other physical evidence of any and all Proprietary Assets in his/her possession or under his/her control.

          (e) Employee represents and covenants that he/she is not presently and will not hereafter become a party to any contract or agreement which contravenes any of the terms, provisions, purposes or intent of this Agreement.

     12. Cost & Expenses. In the event Employer shall incur or sustain any costs or expenses including attorney's fees, in connection with or arising out of any breach, threatened breach or otherwise to obtain the full and prompt performance of this Employment Agreement by Employee, Employee shall pay such costs or expenses on Employer's demand.

     13. Amendment & Modification. This Employment Agreement contains the entire agreement between the parties with respect to the subject matter hereof. Subject to applicable law, this Employment Agreement may be amended, modified and supplemented by written agreement of Employer and Employee with respect to any of the terms contained herein.

     14. Waiver of Compliance. Any failure of either party to comply with any obligation, covenant, agreement or condition on its part contained herein may be expressly waived in writing by the other party but such waiver or failure to insist upon strict compliance shall not operate as a waiver of any subsequent or other failure. Whenever this Employment Agreement requires or permits consent by or on behalf of any party, such consent shall be given in writing.

     15. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid, return receipt requested, and properly addressed to the other party at the addresses first above written.

     16. Assignment. This Employment Agreement shall inure to the benefit of Employee and Employer and be binding upon the successors and general assigns of Employer and the heirs, executors and administrators of Employee. Except as provided herein, this Employment Agreement shall not be assignable. Any assignment or delegation made by Employee shall be void ab initio.

     17. Enforceability. In the event that it is determined that this Employment Agreement is unenforceable in any respect, it shall be construed to apply and be enforceable to the maximum extent permitted by applicable law.

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     18.  Applicable Law.  This Employment Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

     19. Construction. This Agreement shall be deemed as regards each reference contained herein to "he", "him", or "his", to refer to "she", "he", or "hers", as the context may require, and as regards each reference to the singular to include the plural and vice versa, as the context may require.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and the year first written above.

                         COMMAND SYSTEMS INCORPORATED



                         /s/ Edward G. Caputo               1/1/98
                         ------------------------         --------------
                         Edward G. Caputo                 Date
                         President

                         /s/ Stephen L. Willcox             1/1/98
                         ------------------------         --------------
                         Stephen L. Willcox               Date
                         Executive Vice President
                         & Chief Operating Officer

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